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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                        --------------------------------


                                    FORM 8-K


                        ---------------------------------

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 19, 2000


                        ---------------------------------


                                FRESH FOODS, INC.
             (Exact name of registrant as specified in its charter)


NORTH CAROLINA                        0-7277                     56-0945643
(State or other              (Commission File Number)            (IRS Employer
jurisdiction of                                                  Identification
incorporation)                                                   Number)

9990 Princeton Road
CINCINNATI, OH                                                   45246
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code: (800) 543-1604



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Item 5. Other Events.

         On June 19, 2000, Fresh Foods, Inc. (Nasdaq: FOOD) (the "Company") received notification from the Nasdaq Stock Market ("Nasdaq") that Nasdaq is currently reviewing the Company's eligibility for continued listing on the Nasdaq National Market. Nasdaq indicated that the Company no longer meets the "minimum net tangible assets requirement" as set forth in Maintenance Standard I of Marketplace Rule 4450(a)(3). The Company acknowledges that it does not meet the requirement and will not appeal a Nasdaq decision to delist its common stock from the Nasdaq National Market.

         Nasdaq also informed the Company that its common stock may be eligible to be listed on the Nasdaq SmallCap Market. The Company is taking all necessary and appropriate steps to list its common stock on the Nasdaq SmallCap Market and is working toward a smooth transition from the Nasdaq National Market with no gap in trading activity. Although the Company believes that it can satisfy all requirements for inclusion in the SmallCap Market, there can be no assurance that Nasdaq will approve the Company's application, nor that a transition to the SmallCap Market will occur before delisting from the National Market is effective.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          FRESH FOODS, INC.


                                          /s/ David R. Clark
                                          --------------------------------
                                          David R. Clark
                                          Vice Chairman of the Board

June 26, 2000